UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 27, 2010

AOL INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34419	20-4268793
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

770 Broadway, New York, New York 10003

(Address of Principal Executive Offices) (Zip Code)

212-652-6400

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

RSU Make Good Program

On January 27, 2010, the Compensation Committee (the “Compensation Committee”) of the Board of the Directors of AOL Inc. (the “Company”) approved a cash award program designed to compensate those employees of the Company who forfeited restricted stock units (“RSUs”) of Time Warner Inc. (“Time Warner”) upon the Company’s legal and structural separation from Time Warner on December 9, 2009 (the “Spin-off”). The total value of an employee’s forfeited RSUs will be determined by multiplying the total number of RSUs that would have vested on or prior to April 13, 2012 by $31.05, the average of the high and low market prices of Time Warner common stock on the date of the Spin-off. Eligible employees will receive 25% of their total forfeited RSU value on each of April 15, 2010 and April 15, 2011 and 50% of their total forfeited RSU value on April 13, 2012; provided, however, that such employees must be employed by the Company on a payment date in order to receive payment.

Accordingly, the following named executive officers of the Company will receive cash payments in the following amounts, provided they are employed by the Company on each of the following dates:

Name and Position	April 15, 2010	April 15, 2011	April 13, 2012

Ira Parker – Executive Vice President and General Counsel	$68,017.07	$68,017.07	$136,034.13

Tricia Primrose Wallace – Executive Vice President, Communications	$42,027.55	$42,027.55	$84,055.11

2009 Bonus Determinations

As previously disclosed, for 2009, in light of the uncertainty with respect to the Spin-off, the Company instituted a transitional bonus plan, the 2009 Global Bonus Plan (the “GBP”). The annual target incentive under the GBP was set as a percentage of base salary to be paid out over two separate bonus periods. The first bonus period, which accounted for 50% of the target award, ran from January 1, 2009 through June 30, 2009, with a payout on July 15, 2009. The second bonus period, which accounted for the remaining 50% of the target award, ran from July 1, 2009 through December 31, 2009, with a payout to be made on or about March 15, 2010. Funding for the second bonus period was based upon achievement of Adjusted OIBDA and Free Cash Flow goals (each as defined for the GBP). On January 27, 2010, the Compensation Committee approved final funding for the GBP’s second bonus period. While the Company did not achieve the 110% funding level, the Compensation Committee approved a bonus payment equal to 110% of the target award for the second bonus period due to the strategic and operational accomplishments of the Company over the past several months, plus, where applicable, an additional discretionary amount in respect of individual performance.

Accordingly, the Company’s principal financial officer and the following named executive officers of the Company were awarded the following amounts for the second bonus period of the GBP:

Name and Position	Cash Award

Arthur Minson – Executive Vice President and Chief Financial Officer (1)	$1,710,000

Ira Parker – Executive Vice President and General Counsel	$266,875

Tricia Primrose Wallace – Executive Vice President, Communications	$170,900

(1)	The amount awarded to Mr. Minson reflects a full year bonus for 2009. Mr. Minson was not employed by the Company at the time of the first bonus period payout under the GBP.

Chief Executive Officer Bonus

Pursuant to his employment agreement with the Company, Tim Armstrong, the Company’s Chief Executive Officer, is entitled to a bonus for 2009 of at least $1,500,000. On January 27, 2010, the Compensation Committee accepted the request of Mr. Armstrong to forego his bonus for 2009.

The GBP and Mr. Armstrong’s employment agreement have been previously filed by the Company with the SEC as Exhibits 10.20 and 10.6, respectively, to Amendment No. 1 to the Company’s Registration Statement on Form 10 filed on September 16, 2009. An amendment to Mr. Armstrong’s employment agreement has also been previously filed by the Company with the SEC as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on December 22, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AOL INC.

By:	/S/ ARTHUR MINSON
Name:	Arthur Minson
Title:	Chief Financial Officer

Date: February 2, 2009

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